UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2008

Juniata Valley Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania		17059
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-436-8211

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, The Juniata Valley Financial Corp and the Junita Valley Bank entered into a Change of Control Severance Agreement with Marcie A. Barber, Senior Vice President and Chief Operating Officer. Ms. Barber's agreement provides for a severance benefit in the event of a Change of Control. Under the terms of the agreement, if Ms. Barber's employment in terminated involuntarily or for good reason (as defined by the agreement) as a result of a Change of Control, she will be entitled to a lump-sum severance payment. The severance benefit will be equal to that amount which, when reduced to its present value, equals 2.95 times her average annual compensation. Based upon current compensation levels, the severance benefit would be approximately $338,000.

The contract is attached as Exhibit 10.19 to this current report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniata Valley Financial Corp.

May 23, 2008	By:	JoAnn McMinn

Name: JoAnn McMinn
Title: SVP, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.19	Change of Control Severance Agreement with Marcie A. Barber